Exhibit I-1

                              Auditor's statement

Auditors report to the shareholders of Prvni Severozapadni Teplarenska, a.s., the legal successor of Severoceske Teplarny, a.s.

We have audited the financial statements of Severoceske teplarny, a.s. for the year ended 31 December 1999. The Board of Directors is responsible for the preparation of the financial statements and for maintaining accounting which is complete, supportable and correct. Our responsibility is to express an opinion on the financial statements taken as a whole, based on our audit performed in accordance with the CNR Act no. 524/1992 Coll., on Auditors and the Chamber of Auditors of the Czech Republic and the auditing guidelines issued by the Chamber of Auditors.

The auditing guidelines require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. Our audit includes an examination of the evidence supporting the financial statements with respect to the closed books of the company wound up without liquidation in the transformation. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. Our audit procedures were carried out on a test basis and with regard to the principle of materiality. We believe that our audit provides a reasonable basis for expressing our opinion.

In our opinion, the financial statements present fairly, in all material aspects, the assets, liabilities, equity and financial position of Severoceske teplarny, a.s., as at 31 December 1999 and the financial results for the year then ended in accordance with valid acts and relevant accounting legislation.

In conclusion we note that the joint stock company Severoceske teplarny was deleted from the Registrar of Companies at 31, December 1999 and merged with the joint stock company Prvni severozapadni teplarenska.

Prague March 26, 2000

Auditing company:                    Statutory auditor:

Consultas - Audit, s.r.o.            Jaroslav Suva
License number 87                    License number 234

                           SEVEROCESKE TEPLARNY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET


  ASSETS                                    12/31/99           12/31/98
  ------                                   ---------          ---------
                                                     (CZK 000's)
                                            ---------------------------

Total Assets                                2,038,985         1,967,372
                                            =========         =========

Intang. & Tang. Assets & Invest.            1,820,578         1,609,480
                                            ---------         ---------
  Intangible Assets                             4,202             3,216
                                            ---------         ---------
    Software                                    3,256               718
    Intangibles in Progress                       946             2,498
    Advances for Intangibles                        -                 -
                                            ---------         ---------
  Tangible Assets                           1,370,604         1,337,659
                                            ---------         ---------
    Land                                       34,172            33,773
    Building, Halls & Constructions           897,851           927,602
    Sep. Movab. Items & Groups of
     Mov. Items                               359,607           322,639
    Other Tangible Assets                          20                20
    Tangibles in Progress                      73,922            52,341
    Advances for Tangibles                      5,032             1,334
    Adjustment to Acquired Property                 -               (50)
                                            ---------         ---------
  Financial Investment                        445,772           268,605
                                            ---------         ---------
    Major. Sharehol. & Particip.
     Inter. (50%)                             411,523           211,823
    Subst. Sharhol. & Partic.
     Inter. (20-50%)                           34,249            44,249
    Intergroup Loans                                -             5,155
    Other Loans & Financial Investment              -             7,378
                                            ---------         ---------
Current Assets                                214,950           355,981
                                            ---------         ---------
  Inventory                                    44,334            55,203
                                            ---------         ---------
    Materials                                  40,152            42,182
    Work in Progress & Semi-Finished
     Product.                                   4,182            13,021
                                            ---------         ---------
  Long-Term Receivables                        12,601            11,373
                                            ---------         ---------
    Trade and Other Receivables                11,801            10,345
    Other Receivables                             800             1,028
                                            ---------         ---------
  Short-Term Receivables                      143,848           120,704
                                            ---------         ---------
    Trade Receivables                         127,270           109,159
    Receivables From Taxes & Subsidies          7,749             8,590
    Receiv. From Related Comp.
     (Sharehol. 20-50%)                         7,901                 -
    Other Receivables                             928             2,955
                                            ---------         ---------
  Financial Accounts                           14,167           168,701
                                            ---------         ---------
    Cash                                          299               377
    Bank Accounts                              13,868            28,324
    Short-Term Financial Assets                     -           140,000
                                            ---------         ---------
Other Assets                                    3,457             1,911
                                            ---------         ---------
  Temporary Accounts of Assets                  2,272             1,798
                                            ---------         ---------
    Prepaid Expenses                            1,338             1,752
    Unbilled Revenue                              934                46
                                            ---------         ---------
  Contingencies-Gain                            1,185               113

                           SEVEROCESKE TEPLARNY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET


                                            12/31/99           12/31/98
                                           ---------          ---------
                                                   (CZK 000's)
                                           ----------------------------

Total Capital & Liabilities                2,038,985          1,967,372
                                           =========          =========
Capital                                    1,783,770          1,719,379
                                           ---------          ---------
  Basic Capital                            1,133,279          1,133,279
  Capital Funds                               25,747             25,030
                                           ---------          ---------
  Funds Created From Profit                  130,506            124,105
                                           ---------          ---------
    Legal Reserve Fund                       127,102            121,278
    Statutory and Other Funds                  3,404              2,827
                                           ---------          ---------
  Retained Earnings                          377,309            320,491
  Profit and Loss of Current Accounting
   Period                                    116,929            116,474
                                           ---------          ---------
Liabilities                                  248,231            244,223
                                           ---------          ---------
  Reserves                                         -              9,863
                                           ---------          ---------
    Legal Reserves (i.e. Tax Deductible)           -              9,863
    Other Reserves                                 -                  -
                                           ---------          ---------
  Long-Term Liabilities                          609              1,414
                                           ---------          ---------
  Short-Term Liabilities                      84,623             95,845
                                           ---------          ---------
    Trade Payables                            42,475             60,894
    Payables to Partners and Associations      1,293              2,389
    Payables to Employees                      1,029              1,071
    Social Security Payable                    2,635              2,757
    Taxes Payable                                693                852
    Deferred Taxes                            29,418             20,881
    Other Payables                             7,080              7,001
                                           ---------          ---------
  Bank Loans and Short Term Notes            162,999            137,101
                                           ---------          ---------
    Long-Term Bank Loans                     112,999            137,101
    Short-Term Bank Loans                     50,000                  -

Other Liabilities-Temporary Accounts of
 Liabilities                                   6,984              3,770
                                           ---------          ---------
    Accruals                                     712                232
                                           ---------          ---------
      Accruals                                   712                 75
      Deferred Income                              -                157
                                           ---------          ---------
    Contingencies-Loss                         6,272              3,538

                           SEVEROCESKE TEPLARNY, a.s.
                FINANCIAL STATEMENTS - PROFIT AND LOSS STATEMENT


                                            12/31/99           12/31/98
                                            --------           --------
                                                   (CZK 000's)
                                            ---------------------------


Operation Revenues (A)                       806,393            810,329
                                             -------            -------
  Revenues From Finished Products and
   Services                                  788,442            785,555
  Changes in Inventory                        (8,838)             6,599
  Capitalization (Of Own Work)                26,789             18,175
                                             -------            -------
Consumption From Operation (B)               421,848            461,934
                                             -------            -------
  Consumption of Material and Energy         344,280            373,580
  Services                                    77,568             88,354
                                             -------            -------
Value Added (A)-(B)=(C)                      384,545            348,395
                                             -------            -------
Personnel Expenses                           108,350            103,750
                                             -------            -------
  Wages & Salaries & Earn. Of Part &
   Coop. Members                              78,632             75,098
  Bonus. To Mem. Of Exec. Bodies of
   Companies & Coop.                             648                585
  Social Insurance & Other Expenses           27,238             26,219
  Statutory Social Expenses                    1,832              1,848
                                             -------            -------
Taxes and Fees                                 1,676              1,886
Amortization of Intangibles and
 Depreciation of Tangibles                    81,307             77,727
Rev. From Intangibles & Tangible
 Assets & Material Sold (+)                   24,704             29,903
Net Book Value of Intangible,
 Tangibles and Material Sold (-)              19,352             23,309
Reversal of Reserves & Prepaid Expenses (+)   11,150             24,550
Creation of Reserves & Prepaid Expenses (-)    1,288             10,304
Reversal of Provisions (+)                     5,229              3,746
Creation of Provisions (-)                     7,599              4,925
Other Operational Revenues (+)                   620              1,318
Other Operational Expenses (-)                11,299             13,343
                                             -------            -------
      Net Operating Results (D)              195,377            172,668
                                             -------            -------
Revenues From Sales of Securities and
 Deposits (+)                                    696              1,461
Sold Securities and Deposits (-)              10,300              1,233
Revenues from Financial Investments (+)            -              1,333
Revenues from Short-Term Financial Assets (+)  1,383                102
Interest Revenues (+)                          7,264             21,476
Interest Expenses (-)                         12,930             24,485
Other Financial Revenues (+)                       -                 65
Other Financial Expenses (-)                   4,422              4,615
                                             -------            -------
Transfer of Financial Revenues
Transfer of Financial Expenses
      Net Result From Financial
      Activities (E)                         (18,309)            (5,896)
                                             -------            -------
Income Taxes on Normal Activity (F)          (58,910             55,735
                                             -------            -------
  Due                                         50,372             53,277
  Deferred                                     8,538              2,458
                                             -------            -------
      Net Results After Taxes From Normal
       Activities (D)+(E)-(F)=(G)            118,158            111,037
                                             -------            -------
Extraordinary Revenues (+)                       475              9,541
Extraordinary Expenses (-)                     1,704              1,177
                                             -------            -------
Income Tax on Extraordinary Activity               -              2,927
                                             -------            -------
  Due                                              -              2,927
  Deferred                                         -                  -
                                             -------            -------
      Net Result From Extraordinary
       Activities (H)                         (1,229)             5,437
                                             -------            -------
Income Distribution to Partners
Net Income (Net Loss) for the Account
 Period (G)-(H)                              116,929            116,474
                                             =======            =======
Result of Operations Before Tax              175,839            175,136
                                             =======            =======

                           SEVEROCESKE TEPLARNY, a.s.
                               CASH FLOW STATEMENT
                      For the year ended 31 December 1999

                                                                                         12/31/99     12/31/98
                                                                                         --------     --------
Cash and Cash Equivalents at the Beginning of the Accounting Period (A)                   168,701       98,682
                                                                                          -------      -------
Profit/Loss From Normal Activity Before Taxes (B)                                         177,068      166,772
                                                                                          -------      -------
Adjustment by Non-Cash Transactions (C)                                                    90,194       63,904
                                                                                          -------      -------
  Depreciation of Fixed Assets                                                             84,881       79,302
  Change in Provisions, Reserves and Change in Prepayments and Accruals                    (5,240)     (11,467)
  (Profit) Loss From Sale of Fixed Assets                                                   4,887       (5,607)
  Dividends and Profit Revenues                                                                 -       (1,333)
  Interest Expense                                                                          5,666        3,009
                                                                                          -------      -------
Net Cash Flow From Operational Activity (B)+(C)=(D)                                       267,262      230,676
                                                                                          -------      -------
Change in Working Capital (E)                                                             (36,179)      42,328
                                                                                          -------      -------
  Change in Receivables From Operational Activities                                       (27,260)      30,148
  Change in Short-Term Payables From Operational Activities                               (20,988)      19,819
  Change in Inventories Balance                                                            12,069       (7,639)
                                                                                          -------      -------
Net Cash Flow From Oper. Activity Before Taxes (D)+(E)=(F)                                231,083      273,004
                                                                                          -------      -------
Interest Paid (G)                                                                         (12,907)     (24,485)
Interest Received (H)                                                                       6,656       21,408
Tax on Normal Activity and Additional Tax of Prior Years (I)                              (52,594)     (57,598)
Revenues and Expenses Related to Extraordinary Items (J)                                   (1,229)       8,364
                                                                                          -------      -------
  Net Cash Flow From Operational Activity (F)+(G)+(H)+(I)+(J)=(K)                         171,009      220,693
                                                                                          -------      -------
Fixed Asset Acquisition                                                                  (292,252)    (109,119)
Sale of Fixed Assets                                                                       15,639       14,652
Loans to Related Parties                                                                    5,155        2,578
                                                                                          -------      -------
  Net Cash Flow From Investment Activity (L)                                             (271,458)     (91,889)
                                                                                          -------      -------
Change in Long-Term and Short-Term Liabilities (M)                                           (805)        (805)
                                                                                          -------      -------
Impact of Changes in Equity (N)                                                           (53,280)     (59,313)
                                                                                          -------      -------
  Direct Payments Debited to Funds                                                         (1,657)      (1,694)
  Paid-out Dividends and Profit Shares                                                    (51,623)     (57,619)
                                                                                          -------      -------
Dividends and Profit Shares Received (O)                                                        -        1,333
                                                                                          -------      -------
  Net Cash Flow From Financial Activity (M)+(N)+(O)=(P)                                   (54,085)     (58,785)
                                                                                          -------      -------
Net Increase/Decrease in Cash (K)+(L)+(P)=(Q)                                            (154,534)      70,019
                                                                                          -------      -------
Cash and Cash Equivalents as the End of the Accounting Period (A)+(Q)                      14,167      168,701
                                                                                          =======      =======
